Exhibit 99.3

CELLDEX THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

On November 29, 2016, Celldex Therapeutics, Inc. (“Celldex”, the “Company”, “we”, “our” or “us”) acquired Kolltan Pharmaceuticals, Inc. (“Kolltan”), a privately held clinical-stage biotechnology company based in New Haven, Connecticut in accordance with the Agreement and Plan of Merger dated as of November 1, 2016 (the “Merger Agreement”). Under the terms of the Merger Agreement, Kolltan’s investors received, in exchange for their share and debt interests in Kolltan, an aggregate of 18,257,996 shares of Celldex’s common stock. In addition, following closing, certain officers of Kolltan will receive an aggregate of 437,901 shares of Celldex’s common stock in lieu of cash severance obligations owed to them by Kolltan.  In addition, in the event that certain specified preclinical and clinical development milestones related to Kolltan’s development programs and/or Celldex’s development programs and certain commercial milestones related to Kolltan’s product candidates are achieved, Celldex will be required to pay Kolltan’s stockholders milestone payments of up to $172.5 million, which milestone payments may be made, at Celldex’s sole election, in cash, in shares of Celldex’s common stock or a combination of both, subject to NASDAQ listing requirements and provisions of the Merger Agreement.  The number of shares of Celldex common stock issued in connection with a milestone payment, if any, will be determined based on the average closing price per share of Celldex common stock for the five trading day period ending three calendar days prior to the achievement of such milestone. Pursuant to applicable NASDAQ listing rules, Celldex is required to obtain stockholder approval of such issuances of Celldex’s common stock to the extent that such issuances exceed 19.9% of its common stock outstanding prior to the merger.  If Celldex does not obtain stockholder approval of such common stock issuances, Celldex may elect to pay the milestone consideration in cash to maintain compliance with applicable NASDAQ listing standards.  Celldex may still decide to pay cash even if Celldex obtains stockholder approval.

The following unaudited pro forma condensed combined financial statements give effect to the merger of Celldex and Kolltan in a transaction to be accounted for under the acquisition method of accounting with Celldex treated as the acquirer and surviving legal entity in the transaction. The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of Celldex and Kolltan as of September 30, 2016, and has been prepared to reflect Celldex’s acquisition of Kolltan as of September 30, 2016. The unaudited pro forma condensed combined statements of operations are based on the individual historical consolidated statements of operations of Celldex and Kolltan and combine the results of operations of Celldex and Kolltan for the year ended December 31, 2015 and the nine months ended September 30, 2016, giving effect to the acquisition as if it occurred on January 1, 2015 for both pro forma statements of operations, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future. The actual results reported in periods following the closing date may differ significantly from the unaudited pro forma financial information for a number of reasons, including without limitation, differences in the ordinary course of business conducted after the closing date, results from ongoing clinical trials, differences between the assumptions and estimates used to prepare these unaudited pro forma financial statements and the actual amounts, cost savings from operating efficiencies, and the impact of incremental costs in integrating Kolltan’s business.

The pro forma adjustments and related assumptions are described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The pro forma adjustments are based on assumptions related to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed of Kolltan, based on preliminary best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to Celldex’s or Kolltan’s business, including results from ongoing clinical trials, the assumptions and estimates herein could change significantly. The allocation is dependent upon certain valuation and other studies, including tax analyses, which are not yet final. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that these final valuations will not result in material changes to the purchase price allocation. Furthermore, the parties expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies, except for the Kolltan severance obligation described below. The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•                  Celldex’s audited consolidated financial statements including the related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Celldex’s Annual Report on Form 10-K/A for the year ended December 31, 2015 and Celldex’s unaudited interim financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Celldex’s Quarterly Report on Form 10-Q for nine months ended September 30, 2016, which are incorporated by reference into this Form 8-K/A; and

•                  Kolltan’s audited consolidated financial statements, including the related notes thereto, for the years ended December 31, 2015 and 2014, and Kolltan’s unaudited interim financial statements, including the related unaudited notes thereto for the nine months ended September 30, 2016 and 2015 included as Exhibits 99.1 and 99.2 in this Form 8-K/A.

CELLDEX THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2016

(Amounts in thousands)

	Celldex	Kolltan	Pro Forma Adjustments	Note Reference	Pro Forma Combined
ASSETS:
Current Assets:
Cash and Cash Equivalents	$31,743	$3,989	$(3,768)	F
			7,000	I	$38,964
Marketable Securities	171,505	—	—		171,505
Accounts and Other Receivables	1,579	—	—		1,579
Prepaid and Other Current Assets	4,887	637	—		5,524

Total Current Assets	209,714	4,626	3,232		217,572

Property and Equipment, Net	11,355	2,175	—		13,530
Intangible Assets, Net	20,034	—	67,650	B	87,684
Other Assets	1,879	166			2,045
Goodwill	8,965	—	78,405	G	87,370

Total Assets	$251,947	$6,967	$149,287		$408,201

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts Payable	$1,019	$7,229	$—		$8,248
Accrued Expenses	13,233	4,807	3,681	H	21,721
Current Portion of Long-Term Liabilities	4,378	—	—		4,378

Total Current Liabilities	18,630	12,036	3,681		34,347

Other Long-Term Liabilities	16,225	121	44,200	D
			26,700	J	87,246

Total Liabilities	34,855	12,157	74,581		121,593

Convertible Preferred Stock	—	138,800	(138,800)	C	—

Stockholders’ Equity:
Common Stock(1)	101	23	(23)	C
			18	A	119
Additional Paid-In Capital	901,560	10,045	(10,045)	C
			73,379	A	974,939
Accumulated Other Comprehensive Income	2,610	—	—		2,610
Accumulated Deficit	(687,179)	(154,058)	154,058
			(3,081)	H
			(800)	F	(691,060)

Total Stockholders’ Equity	217,092	(143,990)	213,506		286,608

Total Liabilities and Stockholders’ Equity	$251,947	$6,967	$149,287		$408,207

(1)         For purposes of preparing the pro forma condensed combined financial statements, Celldex used the closing price for Celldex common stock on November 29, 2016 of $4.02 per share. Based on those assumptions, the combined number of shares outstanding at closing would be 119,506,817.

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2016

(Amounts in thousands, except per share amounts)

	Celldex	Kolltan	Pro Forma Adjustments	Note Reference	Pro Forma Combined
REVENUE:
Product Development and Licensing Agreements	$1,551	$—	$—		$1,551
Contracts and Grants	3,362	—	—		3,362
Total Revenue	4,913	—	—		4,913
OPERATING EXPENSE:
Research and Development	78,168	14,850	—		93,018
Other Operating Expense	24,809	6,241	(300)	F	30,750
Total Operating Expense	102,977	21,091	(300)		123,768
Operating Loss	(98,064)	(21,091)	300		(118,855)
Investment and Other Income, Net	1,841	52	—		1,893
Loss Before Dividends	(96,223)	(21,039)	300		(116,962)
Accruing Dividends on Convertible Preferred Stock	—	(2,297)	2,297	C	—
Net Loss	$(96,223)	$(23,336)	$2,597		$(116,962)
Basic and Diluted Net Loss Per Common Share	$(0.97)				$(0.99)
Shares Used in Calculating Basic and Diluted Net Loss Per Share	99,398	23,256	(4,998)	E	117,656

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2015

(Amounts in thousands, except per share amounts)

	Celldex	Kolltan	Pro Forma Adjustments	Note Reference	Pro Forma Combined
REVENUE:
Product Development and Licensing Agreements	$1,442	$—	$—		$1,442
Contracts and Grants	4,038	—	—		4,038
Total Revenue	5,480	—	—		5,480
OPERATING EXPENSE:
Research and Development	100,171	21,454	—		121,625
Other Operating Expense	34,850	9,128	—		43,978
Total Operating Expense	135,021	30,582	—		165,603
Operating Loss	(129,541)	(30,582)	—		(160,123)
Investment and Other Income, Net	2,344	89	—		2,433
Loss Before Dividends	(127,197)	(30,493)	—		(157,690)
Accruing Dividends on Convertible Preferred Stock	—	(3,115)	3,115	C	—
Net Loss	$(127,197)	$(33,608)	$3,115		$(157,690)
Basic and Diluted Net Loss Per Common Share	$(1.31)				$(1.37)
Shares Used in Calculating Basic and Diluted Net Loss Per Share	97,051	23,137	(4,879)	E	115,309

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTION

On November 29, 2016, Celldex Therapeutics, Inc. (“Celldex”, the “Company”, “we”, “our” or “us”) acquired Kolltan Pharmaceuticals, Inc. (“Kolltan”), a privately held clinical-stage biotechnology company based in New Haven, Connecticut in accordance with the Agreement and Plan of Merger dated as of November 1, 2016 (the “Merger Agreement”). Under the terms of the Merger Agreement, Kolltan’s investors received, in exchange for their share and debt interests in Kolltan, an aggregate of 18,257,996 shares of Celldex’s common stock. In addition, following closing, certain officers of Kolltan will receive an aggregate of 437,901 shares of Celldex’s common stock in lieu of cash severance obligations owed to them by Kolltan.  In addition, in the event that certain specified preclinical and clinical development milestones related to Kolltan’s development programs and/or Celldex’s development programs and certain commercial milestones related to Kolltan’s product candidates are achieved, Celldex will be required to pay Kolltan’s stockholders milestone payments of up to $172.5 million, which milestone payments may be made, at Celldex’s sole election, in cash, in shares of Celldex’s common stock or a combination of both, subject to NASDAQ listing requirements and provisions of the Merger Agreement.  The number of shares of Celldex common stock issued in connection with a milestone payment, if any, will be determined based on the average closing price per share of Celldex common stock for the five trading day period ending three calendar days prior to the achievement of such milestone. Pursuant to applicable NASDAQ listing rules, Celldex is required to obtain stockholder approval of such issuances of Celldex’s common stock to the extent that such issuances exceed 19.9% of its common stock outstanding prior to the merger.  If Celldex does not obtain stockholder approval of such common stock issuances, Celldex may elect to pay the milestone consideration in cash to maintain compliance with applicable NASDAQ listing standards.  Celldex may still decide to pay cash even if Celldex obtains stockholder approval.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of Celldex and Kolltan as of September 30, 2016, and has been prepared to reflect Celldex’s acquisition of Kolltan as of September 30, 2016. The unaudited pro forma condensed combined statements of operations are based on the individual historical consolidated statements of operations of Celldex and Kolltan and combine the results of operations of Celldex and Kolltan for the year ended December 31, 2015 and the nine months ended September 30, 2016, giving effect to the acquisition as if it occurred on January 1, 2015 for both pro forma statements of operations, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future. The unaudited pro forma condensed combined financial information does not reflect any cost savings or costs relating to the integration of the two companies, the costs the combined company may realize as a result of the acquisition, the costs to integrate the operations of Celldex and Kolltan or the costs necessary to achieve cost savings and operating synergies.

The transaction is being accounted for as a business combination with Celldex treated as the accounting acquirer. The total fair value of consideration transferred of $121.4 million will be assigned to the fair value of acquired assets and liabilities and is based on preliminary estimates and are subject to change. The acquisition accounting requires extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values and is dependent upon certain valuations that are currently in progress. Accordingly, the pro forma adjustments included in this document are preliminary, have been made solely for the purpose of providing unaudited pro forma financial information and may be revised as additional information becomes available or as additional analyses are performed. The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the acquired assets and liabilities. Any adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from the acquisition date. Such adjustments could be material.

3. CALCULATION OF ESTIMATED CONSIDERATION TRANSFERRED AND PRELIMINARY ALLOCATION OF CONSIDERATION TRANSFERRED TO NET ASSETS ACQUIRED

A preliminary estimate of the consideration transferred is as follows (table in thousands):

Fair value of Celldex shares issued for upfront payment in accordance with agreement	$73,397
Kolltan transaction expenses paid by Celldex	3,768
Estimated fair value of contingent consideration	44,200

Total estimated consideration transferred	$121,365

The fair value of the Celldex shares used in determining the purchase price was $4.02 per share based on the closing price for Celldex common stock on November 29, 2016. In accordance with the acquisition method of accounting, the fair value of the Celldex shares issued as part of the consideration transferred is measured using the market price of Celldex common stock on the closing date.

The contingent consideration relates to the achievement of certain regulatory and sales milestones as described in the agreement. The range of estimated milestone payments is from zero, if no regulatory milestones are achieved, to $172.5 million if all regulatory and sales milestones are met.

The transaction was accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed were recorded at fair value, with the remaining purchase price recorded as goodwill.

For purposes of these unaudited pro forma condensed combined financial statements, the above estimated consideration transferred will be assigned to the fair value of acquired assets and liabilities and is based on preliminary estimates and is subject to change. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as if the transaction occurred on September 30, 2016 (table in thousands):

Cash and cash equivalents	$10,989
Other current and long-term assets	803
Property and Equipment, Net	2,175
In-process research and development (IPR&D)	67,650
Goodwill	78,405
Deferred tax liability	(26,700)
Assumed liabilities	(11,957)

Total	$121,365

The pro forma preliminary purchase price allocation above has been developed based on preliminary estimates of the fair value of acquired assets and liabilities. The estimated fair values are for illustrative purposes only and these amounts are not intended to represent or be indicative of the estimated fair values that would have been reported to give effect to the acquisition as if it had occurred as of the pro forma balance sheet date. In addition, the pro forma preliminary estimate of the fair value of acquired assets and liabilities has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the acquired assets and liabilities assumed. Accordingly, the purchase price allocation is subject to change.  The actual amounts recorded using acquisition date assets and liabilities may differ significantly from the preliminary amounts presented above.

Of the identifiable assets acquired, $67.7 million relates to the IPR&D assets, CDX-0158, CDX-3379 and TAM programs. The fair value of the acquired IPR&D assets was determined using the income approach, including a discount rate of 10.5% applied to the probability-adjusted after-tax cash flows. We believe the assumptions are representative of those a market participant would use in estimating fair value.

Celldex will periodically evaluate these IPR&D indefinite-life intangible assets. If a project is completed, the carrying value of the related intangible asset will be amortized over the remaining estimated life of the asset beginning in the period in which the project is completed. If a project becomes impaired or is abandoned, the carrying value of the related intangible asset will be written down to its fair value and an impairment charge will be taken in the period in which the impairment occurs. These intangible assets will be tested for impairment on an annual basis, or earlier if impairment indicators are present.

The fair value attributed to goodwill as part of the acquisition of Kolltan includes benefits that we believe will result from combining the operations of Kolltan with the operations of Celldex and any combination therapies that do not qualify for separate recognition, as well as future, yet unidentified products. We believe, the Kolltan acquisition will also allow us to gain additional expertise and intellectual property for the next generation of anti-cancer therapeutics, which we believe supports the amount of goodwill recognized.

Kolltan Severance Obligations

Kolltan’s executive officers and certain employees were eligible for severance payments upon termination of employment under certain circumstances, including following a merger and no employment terms were negotiated in advance of the signing of the merger agreement, and the merger is not conditioned on any such arrangements. The Kolltan employees who did not receive offers of employment were terminated upon the consummation of the merger. The acquisition method of accounting requires severance obligations that are incurred by the acquiree for the benefit of the acquirer to be recognized as an expense in the post-combination period. Because the offer of employment was at the option of Celldex, Celldex has deemed the severance obligations of $3.1 million to be at its benefit. This results in an increase to accumulated deficit and accrued liabilities in the unaudited pro forma condensed financial statements.

4. PRO FORMA ADJUSTMENTS

(A)                               To record the fair value of common stock issued in connection with the merger.

(B)                               To record intangible assets to estimated identifiable intangible assets as described above.

(C)                               To eliminate Kolltan’s historical stockholders’ equity and preferred stock accounts.

(D)                               To record the estimated fair value of contingent consideration.

(E)                                To reflect the issuance of Celldex shares to Kolltan’s investors in connection with the merger.

(F)                                 Celldex estimates that the expenses incurred by Celldex on a stand-alone basis for this transaction will be approximately $0.9 million, of which $0.1 million was incurred through the nine months ended September 30, 2016 and $0.8 million will be reflected as an expense of Celldex in the period the expense is incurred. Kolltan estimates that the expenses incurred by Kolltan on a stand-alone basis for this transaction will be approximately $3.8 million, of which $0.2 million was incurred through the nine months ended September 30, 2016 and $3.6 million will be reflected as an expense of Kolltan in the period the expense is incurred. These costs include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete the transaction.

To record the estimate of combined future expenses of Celldex and Kolltan in the pro forma balance sheet as of September 30, 2016 as a charge to accumulated deficit of $4.4 million, net of the $3.6 million of those expenses that were accounted within total consideration. Cash is reduced by $3.8 million for the total amount of Kolltan transaction expenses paid by Celldex at closing. Because they will not have a continuing impact, the combined actual incurred transaction expenses for Celldex and Kolltan of $0.3 million during the nine months ended September 30, 2016 have been eliminated and are not reflected in the unaudited pro forma condensed combined statement of operations.

(G)                               To record the excess of consideration transferred over the fair value of assets acquired and liabilities assumed as goodwill.

(H)                              To record (i) the Kolltan severance obligation of $3.1 million as a Celldex post-combination expense and accrued liability as described above and (ii) an increase to accrued expenses by the Celldex future expense of $0.8 million less $0.2 million for the amount of Kolltan expensed incurred prior to September 30, 2016 and paid by Celldex at closing.

(I)                                   To record $7.0 million of cash proceeds Kolltan borrowed and received from a Kolltan investor pursuant to a convertible promissory note.  Such convertible promissory note converted into shares of Celldex common stock at closing in accordance with the Merger Agreement.

(J)                                   To reflect the estimated deferred tax liability associated with the recognition of the fair value of the intangible assets resulting from the acquisition. This amount is preliminary and is subject to change as additional information becomes available related to the fair value and tax basis of the acquired assets and liabilities assumed.

5. FORWARD-LOOKING STATEMENTS

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements are typically identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed later in this report under the section entitled “Risk Factors”. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether because of new information, future events or otherwise. However, readers should carefully review the risk factors set forth in our Annual Report on Form 10-K/A for the year ended December 31, 2015 filed with the Securities and Exchange Commission (SEC) and other reports or documents we file from time to time with the SEC.